AMENDMENT NO. 2 TO CREDIT AGREEMENT
AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of February 28, 2020 (this “Amendment”), to that certain Credit Agreement, dated as of May 31, 2018 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; each capitalized term used in this Amendment that is not defined herein has the meaning assigned thereto in the Credit Agreement), among GTT Communications, Inc., a Delaware corporation, as the U.S. Borrower, GTT Communications B.V., a company organized under the laws of the Netherlands, as the EMEA Borrower, various financial institutions from time to time parties thereto as lenders (the “Lenders”) and KeyBank National Association, as the administrative agent (the “Administrative Agent”).
WHEREAS, the Credit Agreement provides that the EMEA Borrower may from time to time request Incremental Term Loan Commitments to make Other Term Loans in accordance with Section 2.17 thereof; and
WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the EMEA Borrower desires to obtain Incremental Term Loan Commitments for Other Term Loans as hereinafter set forth, and the Persons set forth on Schedule I hereto (the “2020 EMEA Term Lenders”) are willing to provide such Incremental Term Loan Commitments and Other Term Loans on the terms, and subject to the conditions, set forth herein (such Incremental Term Loan Commitments, the “2020 EMEA Term Commitments” and, such Other Term Loans, the “2020 EMEA Term Loans”).
NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:
1.Pursuant to Section 2.17 of the Credit Agreement, the EMEA Borrower has requested 2020 EMEA Term Commitments in an aggregate principal amount of $140,000,000 and that such 2020 EMEA Term Commitments become effective on the Effective Date (as defined below). The EMEA Borrower has also requested that the Administrative Agent waive the minimum 15 day time period required pursuant to Section 2.17(a)(ii) of the Credit Agreement prior to the effectiveness of the 2020 EMEA Term Commitments (the “Specified Notice Period”).

2.Pursuant and subject to Section 2.17 of the Credit Agreement and this Amendment, each 2020 EMEA Term Lender hereby severally and not jointly agrees to commit to provide its 2020 EMEA Term Commitment set forth on Schedule 1 on the Effective Date, on the terms and subject to the conditions set forth in this Amendment. In addition, the Administrative Agent, in its capacity as such, hereby waives the Specified Notice Period and agrees that the 2020 EMEA Term Commitments to be provided hereunder may be effective on the Effective Date.

3.Upon the occurrence of the Effective Date, (i) each 2020 EMEA Term Lender shall provide its 2020 EMEA Term Commitment as set forth on Schedule 1 hereto to the EMEA Borrower on the Effective Date, (ii) the aggregate amount of 2020 EMEA Term Commitments shall be $140,000,000, (iii) the 2020 EMEA Term Commitments and the 2020 EMEA Term Loans made thereunder shall be “EMEA Term Commitments” and “EMEA Term Loans”, respectively, and shall constitute an “EMEA Term Facility” for all purposes under the Credit Agreement and shall have the terms and conditions set forth in Annex A hereto, and (iv) on the Effective Date, each 2020 EMEA Term Lender shall provide 2020 EMEA Term Loans to the EMEA Borrower in a principal amount equal to such 2020 EMEA Term Lender’s 2020 EMEA Term Commitment; provided that the parties hereto hereby agree that the 2020 EMEA Term Loans will be issued at a discount of 96% of the face amount thereof (the “Original Issue Discount”) and such Original

Issue Discount shall be netted from the aggregate proceeds advanced to the EMEA Borrower on the Effective Date.

4.Notwithstanding anything to the contrary contained herein or in the Credit Agreement, from and after the Effective Date, the Closing Date EMEA Term Loans and the 2020 EMEA Term Loans shall constitute separate Classes and separate Borrowings for all purposes under the Credit Agreement (as amended hereby). The 2020 EMEA Term Commitments shall terminate upon the making of the 2020 EMEA Term Loans on the Effective Date.

5.Each 2020 EMEA Term Lender: (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make a 2020 EMEA Term Loan, have been made available to such 2020 EMEA Term Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, Goldman Sachs Lending Partners LLC in its capacity as the sole arranger and bookrunner with respect to the 2020 EMEA Term Commitments (the “2020 EMEA Term Loan Arranger”), or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Effective Date such 2020 EMEA Term Lender shall be a “Lender” and a “2020 EMEA Term Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and a 2020 EMEA Term Lender thereunder.

6.Amendments to Credit Agreement. In accordance with Section 2.17(b) of the Credit Agreement, this Amendment constitutes an Additional Credit Extension Amendment and is a “Loan Document,” and, following the Effective Date, the Administrative Agent shall notify the Lenders of the effectiveness of this Amendment. In accordance with Section 2.17(b) and Section 11.12(j) of the Credit Agreement, the Credit Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached as Annex A hereto and made a part hereof for all purposes.

7.Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of each of the following conditions (the date of such effectiveness, the “Effective Date”):

(a)the Administrative Agent shall have received an executed signature page hereto from the U.S. Borrower, the EMEA Borrower and each 2020 EMEA Term Lender;

(b)each of the other U.S. Credit Parties shall have acknowledged and agreed to the terms of this Amendment;

(c)the Administrative Agent shall have received (i) a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) of the EMEA Borrower, (ii) an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of the EMEA Borrower, (iii) a

copy of a resolution of the board of managing directors of the EMEA Borrower, approving the terms of, and the transactions contemplated by, this Amendment and resolving that it execute this Amendment, and (iv) a copy of the request for advice from each works council with jurisdiction over the transactions contemplated by this Amendment and the unconditional positive advice (advies) from each such works council, or a confirmation from the relevant management board that no works council has been installed with jurisdiction (and the authority to render advice) in respect of the EMEA Borrower, that no action has been taken for the installation of such works council and no request for such a works council to be installed has been made and that such works council is otherwise not required to be installed pursuant to the Dutch Works Council Act (Wet op de ondernemignsraden);

(d)the Administrative Agent shall have received (i) a certificate of a Responsible Officer of the U.S. Borrower, dated as of the Effective Date, certifying that (A) the requirements of Section 2.17 of the Credit Agreement are satisfied, (B) the conditions set forth in Section 4.02(iii) of the Credit Agreement shall be satisfied immediately after giving effect to the 2020 EMEA Term Commitments referenced hereunder, and (C) the representations and warranties set forth in Section 8 of this Amendment are true and correct in all material respects, except to the extent any representation or warranty is qualified by “materiality” or “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects, (ii) a solvency certificate of a Financial Officer of the U.S. Borrower, dated as of the Effective Date, in the form attached to the Credit Agreement as Exhibit D, and (iii) a duly executed and completed Notice of Borrowing with respect to the 2020 EMEA Term Loans substantially in the form attached to the Credit Agreement as Exhibit B-1;

(e)the Administrative Agent shall have received the following opinions of counsel in form and substance reasonably satisfactory to the Administrative Agent: (i) an opinion of Akin Gump Strauss Hauer & Feld LLP, New York counsel to the Credit Parties; (ii) an opinion of Nautadutilh, Dutch counsel to the EMEA Borrower, as to, among other things, the capacity of the EMEA Borrower to enter into this Amendment; and (iii) an opinion of Troutman Sanders LLP, local counsel to the U.S. Credit Parties formed or incorporated in the Commonwealth of Virginia;

(f)the Administrative Agent and the 2020 EMEA Term Lenders shall have received at least three Business Days prior to the Effective Date (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, and (ii) a beneficial ownership certification for each Borrower that qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, in each case under this Section 4(f) to the extent requested at least five Business Days prior to the Effective Date; and

(g)to the extent invoiced at least one Business Day prior to the Effective Date, the Credit Parties shall have paid (x) the reasonable and documented fees, charges and disbursements of Jones Day, counsel to the Administrative Agent, and one local counsel in each relevant jurisdiction, in each case, incurred in connection with this Amendment, (y) the reasonable and documented fees, charges and disbursements Cahill Gordon & Reindel LLP, incurred in connection with the Loan Documents entered into prior to the Effective Date, and (z) the reasonable and documented fees, charges and disbursements of Weil Gotshal & Manges LLP, counsel to the 2020 EMEA Term Loan Arranger, incurred in connection with this Amendment.

8.Representations and Warranties.

(a)The representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made (except to the extent any such representation or warranty is qualified by “materiality or “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects).

(b)As of the date hereof, both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(c)This Amendment has been duly authorized by all necessary corporate or other organizational action and has been duly executed and delivered by the EMEA Borrower and each U.S. Credit Party and constitutes a legal, valid and binding obligation in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or laws).

9.The provisions of Section 11.08(b) through Section 11.08(d), and Sections 11.09, 11.10, 11.19 and 11.21 of the Credit Agreement are incorporated herein mutatis mutandis as if set forth herein.

10.After the Effective Date, to the extent not paid in full on the Effective Date, the Credit Parties party thereto agree to pay (x) the reasonable and documented fees, charges and disbursements of Jones Day, counsel to the Administrative Agent, and one local counsel in each relevant jurisdiction, in each case, incurred in connection with this Amendment and (y) the reasonable and documented fees, charges and disbursements of Weil Gotshal & Manges LLP, counsel to the 2020 EMEA Term Loan Arranger, incurred in connection with this Amendment. The foregoing requirement is in addition to, and not in limitation of, the requirements of Section 11.01 of the Credit Agreement.

11.All of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect, in each case, as expressly modified by this Amendment. The amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith is not intended to, and shall not, constitute a novation of the Credit Agreement or any of the other Loan Documents as in effect immediately prior to the Effective Date.

12.Each U.S. Credit Party, by its signature below, hereby (i) consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (ii) acknowledges and agrees that the “Obligations” under the Loan Documents (as amended hereby) are in all respects continuing, (iii) reaffirms all of its obligations under each of the Loan Documents (as amended hereby) to which it is a party, and (iv) reaffirms its guarantee of the EMEA Facility Obligations and the pledge of and/or grant of a security interest in its assets constituting Collateral to secure the EMEA Facility Obligations and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the EMEA Facility Obligations.

13.The EMEA Borrower, by its signature below, hereby (i) consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (ii) acknowledges and agrees that the “Non-U.S. EMEA Credit Party Obligations” under the Loan Documents (as amended hereby) are in all respects continuing, (iii) reaffirms all of its obligations under each of the Loan Documents (as amended hereby) to which it is a party, and (iv) reaffirms its guarantee of the Non-U.S. EMEA Credit Party Obligations and the pledge of and/or grant of a security interest in its assets constituting Collateral under the Non-U.S. Security Agreements to secure the Non-U.S. EMEA Credit Party Obligations and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Non-U.S. EMEA Credit Party Obligations.

14.THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, as of the date first above written.
GTT COMMUNICATIONS INC.

By:	/s/ Dan Fraser
Name: Dan Fraser
Title: Interim Chief Financial Officer
GTT COMMUNICATIONS B.V.

By:	/s/ Michael Winston
Name: Michael Winston
Title: Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC, as a 2020 EMEA Term Lender and as 2020 EMEA Term Loan Arranger

By:	/s/ Thomas M. Manning
Name: Thomas M. Manning
Title: Authorized Signatory

Acknowledged and agreed to:

GTT AMERICAS LLC
GTT GLOBAL TELECOM GOVERNMENT SERVICES LLC
GC PIVOTAL LLC
ELECTRA, LTD.
CORE 180 LLC
COMMUNICATIONS DECISIONS - SNVC, LLC
By: /s/ Daniel Fraser
Name: Daniel Fraser
Title: Interim Chief Financial Officer

Acknowledged and agreed to:
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Jeff Kalinowski
Name: Jeff Kalinowski
Title: Senior Vice President

Schedule 1 - 2020 EMEA Term Commitments

2020 EMEA Term Lenders	2020 EMEA Term Commitments
Goldman Sachs Lending Partners LLC	$140,000,000
TOTAL	$140,000,000

Schedule 2 - Post-Closing Deliverables
General

1.
A copy of a reaffirmation (the “Reaffirmation”) executed by each Non-U.S. EMEA Credit Party (other than the EMEA Borrower) in which the applicable Non-U.S. EMEA Credit Party (a) acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (b) acknowledges and agrees that the “Non-U.S. EMEA Credit Party Obligations” under the Loan Documents (as amended hereby) are in all respects continuing, (c) reaffirms all of its obligations under each of the Loan Documents (as amended hereby) to which it is a party, and (d) reaffirms its guarantee of the Non-U.S. EMEA Credit Party Obligations and the pledge of and/or grant of a security interest in its assets constituting Collateral under the Non-U.S. Security Agreements to secure the Non-U.S. EMEA Credit Party Obligations and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Non-U.S. EMEA Credit Party Obligations.

2.
Copies of customary board, manager and shareholder resolutions and any other authorization or certificate as regards the authorization of each Non-U.S. EMEA Credit Party (other than the EMEA Borrower) to (i) acknowledge and consent to the terms of this Amendment and (ii) enter into the Reaffirmation and each other document set out in this Schedule 2 to which it is a party;

3.
A formalities certificate in respect of each Non-U.S. EMEA Credit Party (other than the EMEA Borrower) signed by a director or other officer of such Non-U.S. EMEA Credit Party in form and substance customary in the jurisdiction of incorporation of such Non-U.S. EMEA Credit Party.

4.
If reasonably required by the Administrative Agent, additional, supplementary or confirmatory security documentation in respect of the Non-U.S. EMEA Credit Parties, along with any customary associated opinions, corporate authorizations, formalities certificates and other ancillary documentation.

Canada

5.	A duly executed:

a.	Nova Scotia guarantee and security confirmation in respect of any existing Non-U.S. Subsidiary Guaranties and Non-U.S. Security Agreements governed by the laws of the Province of Nova Scotia; and

b.	Ontario guarantee and security confirmation in respect of any existing Non-U.S. Subsidiary Guaranties and Non-U.S. Security Agreements governed by the laws of the Province of Ontario;

6.
A legal opinion of McCarthy Tétrault LLP (Ontario), as Canadian counsel for the Credit Parties, as regards to, among other things, the capacity and authority of each Credit Party organized under the laws of the province of Ontario to enter into the Reaffirmation and each other document in this Schedule to which it is party and the enforceability of each document set out in this Schedule, as well as the continued security interest of each applicable underlying document, in each case, governed by Ontario law;

7.
A legal opinion of McInnes Cooper (Nova Scotia), as Nova Scotia law counsel for the Credit Parties, as regards to, among other things, the capacity and authority of the each Credit Party organized under the laws of the province of Nova Scotia to enter into the Reaffirmation and each other document in this

Schedule to which it is party, and the enforceability of each document set out in this Schedule, as well as the continued security interest of each applicable underlying document, in each case, governed by Nova Scotia law;

Cayman Islands

8.
A duly executed Cayman Islands law governed supplemental security deed in relation to the equitable share mortgage granted on 26 July 2018 by Hibernia NGS Limited in favour of the Administrative Agent, for the benefit of the Secured Creditors;

9.
A duly executed Cayman Islands law governed supplemental security deed in relation to a deed of charge dated 26 July 2018 granted by Hibernia International Assets Inc. in favour of the Administrative Agent, for the benefit of the Secured Creditors;

10.
A legal opinion of Walkers, as Cayman Islands counsel for the Credit Parties, as regards the capacity and authority of Hibernia International Assets Inc. to enter into the Reaffirmation and each other document in this Schedule to which it is party, and the enforceability of each document set out in this Schedule governed by Cayman Islands law;

France

11.
A copy of the duly executed French law governed second ranking securities account pledge agreement to be granted by Interoute Communications Limited over its shares in GTT France SAS (ex-Interoute France SAS) together with all security documents required to be delivered pursuant thereto (and copies of updated shares transfers register (registre de mouvement de titres) and shareholders’ accounts (compte d’actionnaires) of GTT France SAS);

12.
Copies of the relevant corporate documents relating to GTT France SAS (by-laws (statuts), and K-Bis extract (extrait K-Bis), certificate of non-insolvency (certificate de non-faillite) and encumbrances certificate (état des inscriptions), each dated no more than 15 days old);

13.	A legal opinion of Clifford Chance Paris, as French counsel for the Administrative Agent, as regards the enforceability of each document set out in this Schedule governed by French law;

Germany

14.	A copy of the fully executed German law governed confirmation agreement, as regards the security assignment by GTT GmbH;
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15.	A copy of the fully executed German law governed junior ranking account pledge agreement over the bank accounts of GTT GmbH;

16.	A copy of the notarised German law governed junior ranking share pledge agreement in relation to the shares in GTT GmbH and GTT Communications Services GmbH;

17.	Copies of all notices required to be delivered under the German law governed junior ranking account pledge agreement and German law governed junior ranking share pledge agreement;

18.	A legal opinion of Clifford Chance Deutschland LLP, as German counsel for the Administrative Agent, as regards the enforceability of each document set out in this Schedule governed by German law;

19.
A legal opinion of Goodwin & Procter LLP, as German counsel for the Credit Parties, as regards the capacity and authority of GTT GmbH to enter into the Reaffirmation and each other document in this Schedule to which it is party;

Ireland

20.	an Irish law governed deed of confirmation in respect of the Irish Security Documents signed by each of (i) the Irish Secured Parties and (ii) the Administrative Agent;

21.
A legal opinion of Ronan Daly Jermyn, as Irish counsel for the Credit Parties, as regards the capacity and authority of each Irish Secured Party to enter into the Reaffirmation and each other document in this Schedule to which it is party, and enforceability of each document set out in this Schedule governed by Irish law;

Netherlands

22.
A copy of the request for advice from each works council with jurisdiction over the transactions contemplated by the Reaffirmation Agreement and this Amendment and the unconditional positive advice (advies) from each such works council, or a confirmation from the relevant management board that no works council has been installed with jurisdiction (and the authority to render advice) in respect of GTT Communications B.V. and GTT Netherlands B.V., that no action has been taken for the installation of such works council and no request for such a works council to be installed has been made and that such works council is otherwise not required to be installed pursuant to the Dutch Works Council Act (Wet op de ondernemingsraden);

23.	A legal opinion of Clifford Chance Netherlands, as counsel for the Administrative Agent, as regards the enforceability of each document set out in this Schedule governed by Dutch law;

24.
A legal opinion of Nautadutilh, as Dutch counsel for the Credit Parties, as regards the capacity and authority of GTT Communications B.V. and GTT Netherlands B.V. to enter into this Amendment or the Reaffirmation, as applicable, and each other document in this Schedule to which it is party;

Spain

25.	A duly executed copy of the side letter to the Collateral Sub-agency Agreement subject to the laws of the state of New York;

26.
A notarised copy of a Spanish law governed deed of amendment and ratification of the pledge over the shares in Interoute Iberia Spain S.A.U. granted on 15 November 2018 before the notary of Madrid Mr. Segismundo Álvarez Royo-Villanova under number 109 of his official records, granted by Interoute Communication Limited in form and substance satisfactory to the Administrative Agent, by means of which the obligations secured thereunder are amended and extended to cover the obligations created and/or amended pursuant to this Amendment;

27.
A notarised copy of a Spanish law governed deed of ratification of the irrevocable power of attorney granted on 15 November 2018 before the notary of Madrid Mr. Segismundo Álvarez Royo-Villanova under number 3754 of his official records, granted by Interoute Communication Limited;

28.	A legal opinion of Clifford Chance, S.L.P.U., as Spanish counsel for the Administrative Agent, as regards the enforceability of each document set out in this Schedule governed by Spanish law;

Sweden

29.
A legal opinion of Advokatfirman Cederquist KB, as Swedish counsel for the Administrative Agent, as regards the capacity and authority of Interoute Managed Services Sweden AB to enter into the Reaffirmation;

Switzerland

30.
A copy of the duly executed Swiss law governed security confirmation agreement between, inter alios, Interoute Managed Services Switzerland Sàrl, Interoute Communications Limited and the Administrative Agent regarding the confirmation of the existing Swiss law governed Security Agreements;

31.	A legal opinion of Niederer Kraft Frey AG, as Swiss counsel for the Administrative Agent, as regards the enforceability of each document set out in this Schedule governed by Swiss law;

32.
A legal opinion of Homburger AG, as Swiss counsel for the Credit Parties as regards the capacity and authority of Interoute Managed Services Switzerland Sàrl to enter into the Reaffirmation and each other document in this Schedule to which it is party;

United Kingdom

33.
A legal opinion of Akin Gump LLP, as English counsel for the Credit Parties as regards the capacity and authority of the English transaction parties to enter into the Reaffirmation and each other document in this Schedule to which any of the EMEA Borrower Guarantors incorporated in England and Wales are a party; and

Other Documents and Evidence

34.
A copy of any other authorisation or other document, opinion or assurance which the Administrative Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Amendment and the Reaffirmation or for the validity and enforceability of this Amendment, the Reaffirmation or any other Loan Document.

Annex A - Conformed Credit Agreement
[See attached]